Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement:

(1)
Registration Statement (Form S-8 No. 333-257675) pertaining to the Amended and Restated Aveanna Healthcare Holdings Inc. 2017 Stock Incentive Plan and Aveanna Healthcare Holdings Inc. 2021 Stock Incentive Plan,
(2)
Registration Statement (Form S-8 No. 333-257678) pertaining to the Aveanna Healthcare Holdings Inc. 2021 Employee Stock Purchase Plan,
(3)
Registration Statement (Form S-8 No. 333-271851) pertaining to the Aveanna Healthcare Holdings Inc. 2021 Stock Incentive Plan, and
(4)
Registration Statement (Form S-8 No. 333-271853) pertaining to the Aveanna Healthcare Holdings Inc. 2021 Employee Stock Purchase Plan;

of our reports dated March 14, 2024, with respect to the consolidated financial statements of Aveanna Healthcare Holdings Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Aveanna Healthcare Holdings Inc. and subsidiaries included in this Annual Report (Form 10-K) of Aveanna Healthcare Holdings Inc. and subsidiaries for the year ended December 30, 2023.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 14, 2024